CERTIFICATION TO
BE PROVIDED WITH FORM 10-K
GMAC Commercial Mortgage Securities, Inc.
Commercial Mortgage Pass-Through Certificates, Series 2004-C2

I, David E. Creamer, certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing
Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among
GMAC Commercial Mortgage Securities, Inc., as depositor. GMAC Commercial
Mortgage Corporation, as master servicer and serviced whole loan paying agent (the
"Master Servicer"), Midland Loan Services, Inc., as special servicer (the "Special
Servicer"), and LaSalle Bank National Association, as trustee (the "Trustee") and ABN
AMRO Bank NV., as fiscal agent (the "Fiscal Agent");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the Master Servicer and the Special Servicer under the Pooling and Servicing
Agreement for inclusion in these reports is included in these reports;

I am responsible for revie wing the activities performed by the Master Servicer and the
Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

Date: March 29, 2005

/s/ David E. Creamer
David E. Creamer
President